SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Continucare Corporation
(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

January 8, 2008

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Continucare Corporation to be held at its executive offices, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126 on Tuesday, February 5, 2008 at 9:30 a.m. Eastern Standard Time.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. At the Annual Meeting, you will have an opportunity to meet management and ask questions.

Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on February 5, 2008 and urge you to return your proxy card as soon as possible.

Sincerely,

Richard C. Pfenniger, Jr.
Chairman, Chief Executive Officer and
President

CONTINUCARE CORPORATION

7200 Corporate Center Drive, Suite 600, Miami, Florida 33126

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Tuesday, February 5, 2008

To the Shareholders of Continucare Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Continucare Corporation, a Florida corporation (“Continucare”), will be held at 9:30 a.m., local time, on Tuesday, February 5, 2008, at the executive offices of Continucare Corporation, 7200 Corporate Center Drive, Suite 600, Miami, Florida, 33126, for the following purposes:

(1)	The election of seven members to Continucare’s Board of Directors to hold office until Continucare’s next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	The ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm; and

(3)	The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 2, 2008 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Fernando L. Fernandez
Senior Vice President — Finance, Chief
Financial Officer, Treasurer and
Secretary
Miami, Florida
January 8, 2008

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE MEETING, ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS OF RECORD WHO EXECUTE A PROXY CARD MAY REVOKE THEIR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

INFORMATION CONCERNING YOUR PROXY
PURPOSES OF THE MEETING
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
ELECTION OF DIRECTORS (Proposal No. 1)
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONTINUCARE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 2)
OTHER BUSINESS
AVAILABLE INFORMATION
SHAREHOLDER PROPOSALS

ANNUAL MEETING OF SHAREHOLDERS
OF
CONTINUCARE CORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Continucare Corporation (“Continucare”) of proxies from the holders of Continucare’s common stock for use at the Annual Meeting of Shareholders of Continucare to be held at 9:30 a.m., local time, on Tuesday, February 5, 2008, at Continucare’s executive offices, 7200 Corporate Center Drive, Suite 600, Miami, Florida, 33126 or at any adjournments or postponements thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders (the “Annual Meeting”). This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about January 8, 2008.

Shareholders should review the information provided herein in conjunction with Continucare’s annual report to shareholders, a copy of which accompanies this proxy statement. Continucare’s principal executive offices are located at 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126 and its telephone number is (305) 500-2000.

INFORMATION CONCERNING YOUR PROXY

The enclosed proxy is solicited on behalf of Continucare’s Board of Directors. The giving of a proxy does not prevent a shareholder of record to vote in person at the Annual Meeting should a shareholder of record giving a proxy so desire. Shareholders of record have an unconditional right to revoke their proxy at any time prior to the vote at the Annual Meeting, either in person at the Annual Meeting or by filing with Continucare’s Secretary at Continucare’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Continucare at or prior to the Annual Meeting. If you hold your shares beneficially in “street name” through your broker, you must obtain a signed proxy from the record holder in order to vote the shares in person at the Annual Meeting.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by Continucare. In addition to the use of mail, Continucare’s employees may solicit proxies personally, by telephone and by facsimile. Continucare’s employees will receive no compensation for soliciting proxies other than their regular salaries. Continucare may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Continucare may reimburse such persons for their expenses in so doing.

PURPOSES OF THE MEETING

At the Annual Meeting, Continucare’s shareholders will consider and vote upon the following matters:

(1) The election of seven members to Continucare’s Board of Directors to hold office until Continucare’s next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(2) The ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm; and

(3) The transaction of such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Shares represented by valid proxies will be voted in the manner specified in such proxy. Shares represented by valid proxies which do not contain voting instructions as to a matter will be voted FOR the election of the nominees for director named below and FOR the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm. In the event that any other business may properly come before the meeting, the shares represented by valid proxies received pursuant to this solicitation will be voted in the discretion of the proxy holder. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on January 2, 2008 as the record date for determining shareholders of Continucare entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 69,538,436 shares of common stock outstanding. Only the record holders of issued and outstanding shares of common stock as of the close of business on the record date are entitled to vote at the Annual Meeting. Shareholders that own their shares in “street name” through a stock brokerage account or through a bank or nominee may attend the meeting but may not grant a proxy or vote at the meeting. Instead, the broker, bank or nominee is considered the record holder of those shares and those shareholders must instruct the record holder how they wish their shares to be voted. Shareholders are entitled to one vote for each share held, and do not have the right to cumulate their votes. Shareholders do not have rights of appraisal or similar rights of dissenters under the Florida Business Corporation Act with respect to any of the proposals set forth in this proxy statement.

The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the Annual Meeting. The appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm will be ratified if a majority of the shares of common stock represented in person or by proxy at the Annual Meeting vote in favor of the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by Continucare’s Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, Continucare will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. Accordingly, abstentions will have no effect on the election of directors and will have the same effect as a vote against the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm.

A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner’s shares with respect to the election of directors and the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm. Broker “non-votes” occur when a broker, bank or other nominee who holds shares in “street name” for a beneficial owner does not have discretionary authority to vote on a matter and has not received instructions on how to vote from the beneficial owner of the shares. Broker “non-votes” will have no effect on the election of directions or the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 19, 2007 concerning the beneficial ownership of the common stock by (i) each person known by Continucare to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of Continucare’s directors, (iii) each Named Executive Officer (as defined in the Compensation Discussion and Analysis Section below), and (iv) all of Continucare’s current executive officers and directors as a group. All holders listed below have sole voting power and investment power over the shares beneficially owned by them, except to the extent such power may be shared with such person’s spouse. Unless noted otherwise, the address of each person listed below is 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership(1)		Common Stock(2)

Robert Cresci	365,000	(3)	*
c/o Pecks Management Partners Ltd. One Rockefeller Plaza Suite 900 New York, NY 10020
Luis Cruz, M.D.	5,551,119	(4)(5)	8.0%
3233 Palm Avenue Hialeah, FL 33012
Neil Flanzraich	265,000	(7)	*
4400 Biscayne Boulevard Miami, FL 33137
Phillip Frost, M.D.	25,594,801	(8)	36.7%
4400 Biscayne Boulevard Miami, FL 33137
Fernando L. Fernandez	400,000	(9)	*
Luis H. Izquierdo	343,750	(9)	*
Jacob Nudel, M.D.	165,000	(10)	*
One Isla Bahia Drive Fort Lauderdale, FL 33316
Richard C. Pfenniger, Jr.	1,552,500	(11)	2.2%
Gemma Rosello	106,250	(9)	*
A. Marvin Strait	85,000	(12)	*
2 North Cascade Avenue Suite 1300 Colorado Springs, CO 80903
Jose M. Garcia, Sr.	4,780,204	(5)(6)	6.9%
Carlos Garcia	3,380,204	(5)(6)	4.9%
Pecks Management Partners Ltd.	6,511,584	(13)	9.4%
One Rockefeller Plaza Suite 900 New York, NY 10020
All directors and executive officers as a group (10 persons)	34,428,420		47.9%

*	Less than one percent.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act.

(2)	Based on 69,603,736 shares of common stock outstanding as of December 19, 2007.

(3)	Includes 165,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007.

(4)	Luis Cruz, M.D. does not hold any shares of common stock in his individual name, but rather may be deemed the beneficial owner of the shares of common stock held by Luis Cruz Irrevocable Trust A, Luis Cruz Irrevocable Trust B, Luis Irrevocable Trust C and Luis Cruz Irrevocable Trust D (the “Trusts”), of which trusts Dr. Cruz is the sole trustee. Includes 25,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007 by Dr. Cruz.

(5)	On October 12, 2006, Jose M. Garcia, Sr., Carlos Garcia and the Trusts (the “Group”), collectively, as a group, filed a Schedule 13D with regard to the shares of common stock beneficially owned by the Group.

(6)	Includes 25,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007.

(7)	Includes 65,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007.

(8)	Includes (i) 24,310,488 shares of common stock beneficially owned through Frost Gamma Investments Trust; (ii) 819,313 shares of common stock beneficially owned through Frost Nevada Limited Partnership; (iii) 400,000 shares of common stock owned directly by Dr. Frost; and (iv) 65,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007.

(9)	Represents shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007.

(10)	Includes 65,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007.

(11)	Includes 959,470 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007.

(12)	Includes 58,334 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 19, 2007.

(13)	The information set forth herein is based solely on the most recent Schedule(s) 13G/A filed with the Securities and Exchange Commission (the “SEC”) by the entity and, accordingly, may not reflect its respective holdings as of the date of this proxy statement.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees for Election as Director

Seven persons are nominated for election as directors to serve until the next Annual Meeting of Shareholders and until each director’s successor is duly elected and qualified. Although Continucare anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

The following table sets forth the names and ages of the director nominees. Each director nominee is a current director of Continucare who has been nominated for re-election at the Annual Meeting.

Name	Age

Richard C. Pfenniger, Jr.	52
Luis Cruz, M.D.	46
Robert J. Cresci	64
Neil Flanzraich	64
Phillip Frost, M.D.	71
Jacob Nudel, M.D.	59
A. Marvin Strait	74

The following is biographical information for the director nominees.

Richard C. Pfenniger, Jr. has served as one of Continucare’s directors since March 2002. In September 2002, Mr. Pfenniger was appointed Chairman of Continucare’s Board of Directors. In October 2003, he was appointed as Continucare’s Chief Executive Officer and President. Mr. Pfenniger served as the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. from 1997 through June 2003. From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX Corporation, and, from 1989 to 1994, he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Mr. Pfenniger currently serves as a director of GP Strategies Corporation (corporate education and training) and Cellular Technical Services Company, Inc. (medical devices).

Luis Cruz, M.D. has served as one of Continucare’s directors and as Vice Chairman of the Board of Directors since October 2006. In October 2006, Dr. Cruz was appointed Vice Chairman of Continucare’s Board of Directors pursuant to a one year employment agreement with Continucare which expired in October 2007 and Dr. Cruz, who is no longer an employee of Continucare, continues to serve as Vice Chairman of the Board. Prior to joining Continucare, Dr. Cruz served as an executive officer of each of Miami Dade Health and Rehabilitation Services, Inc., Miami Dade Health Centers, Inc., West Gables Open MRI Services, Inc., Kent Management Systems, Inc., Pelu Properties, Inc., Peluca Investments, LLC and Miami Dade Health Centers One, Inc. (collectively, the “MDHC Companies”). Continucare acquired the MDHC Companies effective October 1, 2006.

Robert J. Cresci has served as one of Continucare’s directors since February 2000. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the Boards of Directors of Sepracor, Inc. (pharmaceuticals), Luminex Corporation (biotechnology), j2 Global Communications, Inc. (telecommunications) and several private companies.

Neil Flanzraich has served as one of Continucare’s directors since March 2002. Mr. Flanzraich is a private investor. From May 1998 until February 2006, he served as the Vice Chairman and President of IVAX Corporation. Mr. Flanzraich served as Chairman of the Life Sciences Legal Practices Group of Heller Ehrman White & McAuliff, a law firm, from 1995 to 1998. From 1981 to 1994, Mr. Flanzraich served in various capacities at Syntex Corporation and as a member of the Corporate Executive Committee. From 1994 to 1995, after Syntex Corporation was acquired by Roche Holding Ltd., Mr. Flanzraich served as Senior Vice President and General Counsel of Syntex (U.S.A.) Inc., a Roche subsidiary. Mr. Flanzraich was Chairman of the Board of Directors of North American Vaccine, Inc. from 1989 to 2000. Mr. Flanzraich also currently serves on the Boards of Directors of Javelin Pharmaceuticals, Inc. (pharmaceuticals), Neurochem, Inc. (pharmaceuticals), Rae Systems, Inc. (gas detection and security monitoring systems), Equity One, Inc. (real estate) and Chipotle Mexican Grill, Inc. (a chain of Mexican restaurants).

Phillip Frost, M.D. has served as one of Continucare’s directors since January 2004. Dr. Frost formerly served on Continucare’s Board of Directors as Vice Chairman from September 1996 until April 2002. Dr. Frost presently serves as the Chairman of the Board and Chief Executive Officer of Opko Health, Inc. (specialty pharmaceuticals) and is Vice Chairman of the Board of Directors of TEVA Pharmaceuticals, Ltd. (pharmaceuticals) and Chairman of the Board of Ladenburg Thalmann Financial Services, Inc. (security brokerage). He is also a director of Northrop Grumman Corporation (aerospace), Modigene Inc. (biopharmaceuticals) and Ideation Acquisition Corporation (acquisition company). He served as the Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation from 1987 to 2006. He served as President of IVAX Corporation from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. Dr. Frost is a member of the Board of Trustees of the University of Miami and a member of the Board of Governors as well as Co-Vice Chairman of the American Stock Exchange.

Jacob Nudel, M.D. has served as one of Continucare’s directors since October 2002. He is a private investor who founded MEDWerks.com Corp., where he served as Chairman from 2000 to 2005. From 1995 to 2000, Dr. Nudel served as Chief Executive Officer of Allied Health Group, Inc. From 1992 to 2000, Dr. Nudel also served as Chief Executive Officer of Florida Specialty Network, Inc.

A. Marvin Strait has served as one of Continucare’s directors since March 2004. Mr. Strait presently practices as a Certified Public Accountant under the name A. Marvin Strait, CPA. He has practiced in the field of public accountancy in Colorado for over 40 years. He presently serves as a member of the Board of Trustees of the Colorado Springs Fine Arts Center Foundation, the Sam S. Bloom Foundation, The Penrose-St. Francis Health Foundation and Peak Education. He also presently serves as a member of the Board of Directors and Chairman of the Audit Committee of Sturm Financial Group, Inc., RAE Systems, Inc., GP Strategies Corporation and on the Community Advisory Panel of American National Bank. Mr. Strait previously served as the Chairman of the Board of Directors of the American Institute of Certified Public Accountants (“AICPA”), as President of the Colorado Society of Certified Public Accountants and the Colorado State Board of Accountancy, and serves as a permanent member of the AICPA Governing Council.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

Identification of Executive Officers

The following individuals are Continucare’s executive officers:

Name	Age	Position

Richard C. Pfenniger, Jr.	52	Chairman of the Board, Chief Executive Officer and President
Fernando L. Fernandez	46	Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary
Luis H. Izquierdo	52	Senior Vice President — Marketing and Business Development
Gemma Rosello	51	Executive Vice President — Operations
Luis Cruz, M.D.	46	Vice Chairman of the Board

With the exception of Dr. Cruz, who was a party to a one-year employment agreement with Continucare which expired October 1, 2007, all officers serve until they resign or are replaced or removed at the pleasure of the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of Continucare or nominees for directors.

Fernando L. Fernandez was appointed as Continucare’s Senior Vice President — Finance, Chief Financial Officer, Treasurer, and Secretary in June 2004. Mr. Fernandez, a certified public accountant, served as Senior Vice President — Finance, Chief Financial Officer, Treasurer, and Secretary of Whitman Education Group, Inc. from 1996 until 2003. Prior to and since his service at Whitman Education Group, Inc., Mr. Fernandez served as Chief Financial Officer of several private investment entities owned by Phillip Frost, M.D. Prior to 1991, Mr. Fernandez served as Audit Manager for PricewaterhouseCoopers LLP (formerly Coopers & Lybrand) in Miami. Mr. Fernandez serves as a director of IVAX Diagnostics, Inc. (diagnostic reagent kits).

Luis H. Izquierdo was appointed as Continucare’s Senior Vice President — Marketing and Business Development in January 2004. Mr. Izquierdo served as Senior Vice President and as a member of the Board of Directors for Neighborhood Health Partnership from 2002 to 2004. Mr. Izquierdo was Senior Vice President of Marketing and Sales for Foundation Health, Florida from 1999 through 2001. From 1997 through 1999, Mr. Izquierdo served as Senior Vice President and Chief Marketing Officer for Oral Health Services. From 1995 to 1997, Mr. Izquierdo served as the Vice President, Corporate Marketing and Sales for Physicians Corporation of America, and, from 1992 to 1995, he served as the Senior Vice President, Marketing and Sales for CAC-Ramsay Health Plans.

Gemma Rosello was appointed as Continucare’s Executive Vice President — Operations in October 2006. Ms Rosello had previously served Continucare as its Senior Vice President — Operations from May 2005. Prior to joining Continucare, Ms. Rosello was the Medicare Business Development Director for AvMed Health Plan. She served as Vice President of Health Services for Neighborhood Health Plan from 2003 to 2004. From 1993 to 2002, she served as the Chief Executive Officer of Medical Utilization Review Associates (MURA), a management service organization, and Apex Health Services which managed Medicare, Medicaid and commercial full risk contracts with national and regional payors. Prior to her work in the managed care arena, Ms. Rosello served as Chief Operating Officer for an acute medical/surgical non-profit hospital in Miami, Florida.

CORPORATE GOVERNANCE

Pursuant to Continucare’s bylaws and the Florida Business Corporation Act, Continucare’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of Continucare’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The Board of Directors and each of its committees are authorized to retain financial, legal and other advisors. The Board of Directors reviews its performance annually.

Continucare has adopted a Code of Conduct and Ethics applicable to its directors, officers and employees including its Chief Executive Officer, Chief Financial Officer and principal accounting officer. A copy of Continucare’s Code of Conduct and Ethics is available on Continucare’s website at www.continucare.com.

Continucare intends to post amendments to or waivers from its Code of Conduct and Ethics (to the extent applicable to its Chief Executive Officer, Chief Financial Officer or principal accounting officer or to its directors) on its website. Continucare’s website is not part of this proxy statement.

Determining Director Independence

The Board of Directors reviewed each director’s independence in December 2007. The Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and Continucare and its subsidiaries and affiliates. The Board of Directors also examined transactions and relationships between directors or their known affiliates and members of Continucare’s senior management or their known affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under applicable laws and regulations and the American Stock Exchange (the “AMEX”) listing standards. The Board of Directors affirmatively determined that a majority of Continucare’s directors, including Mr. Cresci, Mr. Flanzraich, Dr. Frost, Dr. Nudel, and Mr. Strait, are “independent” directors within the meaning of the listing standards of AMEX and applicable law. As required by the AMEX, Continucare’s independent directors meet at least annually in executive session without the presence of its non-independent directors or management.

Committees of the Board of Directors and Meeting Attendance

During the fiscal year ended June 30, 2007 (“Fiscal 2007”), the Board of Directors held three meetings and took certain actions by unanimous written consent. Each director other than Dr. Frost and Mr. Flanzraich attended at least 75% of the aggregate of (i) the number of such meetings (held during the period for which he was a director), and (ii) the number of meetings of committees of the Board of Directors held during Fiscal 2007. Continucare has no formal policy requiring its directors to attend its annual meeting of shareholders, but Drs. Frost and Cruz and Messrs. Cresci, Strait, Nudel and Pfenniger, attended Continucare’s last annual meeting of shareholders.

The Board of Directors has established Audit, Compensation, Nominating and Executive Committees. The Board of Directors has adopted a written charter for each of these four committees.

The Audit Committee

The Audit Committee currently consists of Mr. Cresci, Mr. Flanzraich, Dr. Nudel and Mr. Strait (Chairman). The Board of Directors has determined that all current members of the Audit Committee are “financially literate,” “financially sophisticated,” and “independent” within the meaning of the listing standards of the AMEX and applicable SEC regulations. The Board of Directors has determined that Mr. Strait meets the attributes of an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee held eight meetings during Fiscal 2007. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of Continucare’s independent registered public accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing Continucare’s significant accounting policies and internal controls, and (iv) having general responsibility for the oversight of all audit related matters. The Board of Directors adopted an amended and restated written charter for the Audit Committee, which is available on Continucare’s website at www.continucare.com. A report from the Audit Committee is included at page 19.

The Compensation Committee

The Compensation Committee currently consists of Mr. Cresci (Chairman), Dr. Nudel, Mr. Strait and Mr. Flanzraich. The Board of Directors has determined that all of the current members of the Compensation Committee are “independent” within the meaning of the listing standards of the AMEX. The Compensation Committee held four meetings during Fiscal 2007. The Compensation Committee provides assistance to the Board of Directors in fulfilling its responsibilities relating to compensation of Continucare’s directors and executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of Continucare’s other executive officers. It also assists the Board of Directors in the administration of Continucare’s equity-based compensation plans. The Board of Directors adopted a written charter for the Compensation Committee, which is available on Continucare’s website at www.continucare.com.

The Nominating Committee

The Nominating Committee currently consists of Dr. Frost (Chairman), Mr. Cresci, Mr. Flanzraich, Dr. Nudel and Mr. Strait. The Board of Directors has determined that all of the current members of the Nominating Committee are “independent” within the meaning of the listing standards of the AMEX. The Nominating Committee is responsible for identifying and recommending individuals qualified to become directors and recommending appointments to the committees of the Board of Directors. The Board of Directors adopted a written charter for the Nominating Committee, which is available on Continucare’s website at www.continucare.com.

The Nominating Committee held one meeting during Fiscal 2007. The Nominating Committee expects it will generally identify candidates for director through the business and other organizational contacts of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating Committee believes that those candidates can make to the Board of Directors and to management and on such other qualifications and factors as the Nominating Committee considers appropriate. In assessing potential new directors, the Nominating Committee will seek individuals from diverse professional backgrounds who the Nominating Committee believes will provide a broad range of experience and expertise. Director candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees will be reviewed in the context of the current composition of the Board of Directors and the evolving needs of Continucare. The Nominating Committee will consider recommendations for director nominees submitted by shareholders. All such recommendations must be delivered in accordance with the provisions of Continucare’s bylaws and addressed to Continucare’s Chief Executive Officer who will forward such shareholder recommendations to the Nominating Committee for consideration. Continucare also requires that the members of its Board of Directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on Continucare’s behalf, including attending Board of Directors and applicable committee meetings. In addition to identifying and recommending qualified candidates to serve as directors, the Nominating Committee studies and makes recommendations to the Board of Directors concerning the size of the Board of Directors.

The Executive Committee

The Executive Committee currently consists of Mr. Cresci, Dr. Frost, Dr. Nudel and Mr. Pfenniger (Chairman). The Executive Committee is responsible for exercising certain powers of the full Board of Directors during intervals between meetings of the full Board of Directors.

Compensation Committee Interlocks and Insider Participation

Continucare’s Compensation Committee has four members: Robert J. Cresci (Chairman), Neil Flanzraich, Jacob Nudel, M.D, and A. Marvin Strait. There are no interlocking relationships between members of Continucare’s Compensation Committee and the compensation committees of other companies’ board of directors.

Certain Relationships and Related Transactions

The Audit Committee reviews and approves transactions in which Continucare was or is to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of Continucare’s directors, executive officers or their immediate family members had or will have a direct or indirect material interest. While this policy is not in writing, the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for the benefit of Continucare and is upon terms no less favorable to Continucare than if the related party transaction was with an unrelated third party. In Fiscal 2007, no related party transaction occurred where this process was not followed.

Continucare has entered into agreements with Centers of Medical Excellence, Inc., an entity owned by Dr. Luis Cruz and Messrs. Jose and Carlos Garcia pursuant to which this entity will act as one of Continucare’s independent physician affiliates in connection with the provision of primary care health services to a limited number of Medicare Advantage members enrolled in plans sponsored by CarePlus Health Plans, Inc. The arrangement is on substantially similar terms to those between Continucare and its other independent physician affiliates under at risk arrangements where Continucare provides medical utilization services and pays a primary care capitation fee to the provider. Under this arrangement, CarePlus pays Continucare a global per member capitation fee and Continucare in turn pays a monthly primary care capitation fee to Centers of Medical Excellence based on the number of CarePlus Medicare Advantage members who have selected Centers of Medical Excellence as their primary care provider. Centers of Medical Excellence is also eligible to receive a bonus from Continucare if it operates in cumulative surplus.

On October 1, 2006, Continucare completed its acquisition (the “Acquisition”) of substantially all of the assets of Miami Dade Health and Rehabilitation Services, Inc. (“MDHRS”), Miami Dade Health Centers, Inc., West Gables Open MRI Services, Inc., Kent Management Systems, Inc. (“Kent”), Pelu Properties, Inc. (“Pelu”), Peluca Investments, LLC, and Miami Dade Health Centers One, Inc. (collectively, the “MDHC Companies”). Upon completion of the Acquisition, Continucare entered into a registration rights agreement with the MDHC Companies and their principal shareholders, including Luis Cruz, M.D., Continucare’s Vice Chairman. Pursuant to the terms of the registration rights agreement, Continucare filed a registration statement with the SEC with respect to the shares subject to the agreement and maintained the effectiveness of the registration statement until October 1, 2007.

Upon completion of the Acquisition, Continucare entered into one-year employment agreements with each of Luis Cruz, M.D., Jose Garcia and Carlos Garcia, the principal shareholders of the MDHC Companies. Under these employment agreements, Dr. Cruz was employed as Continucare’s Vice Chairman at an annual salary of $225,000 and was appointed to Continucare’s Board of Directors, Mr. Jose Garcia was employed as Continucare’s Executive Vice President at an annual salary of $275,000, and Mr. Carlos Garcia was employed as Continucare’s President — Diagnostics Division at an annual salary of $225,000. Pursuant to the terms of the employment agreements, each of Dr. Cruz and Messrs. Jose and Carlos Garcia also received options to acquire 100,000 shares of Continucare’s common stock at a per share exercise price of $2.59, the closing price of Continucare’s common stock on October 2, 2006. The options vest ratably over a term of four years and have a term of ten years from the date of the grant. Each of these employment agreements expired October 1, 2007 and Dr. Cruz and Mr. Carlos Garcia are no longer employees of Continucare, although Dr. Cruz continues to serve as the Vice Chairman of the Board of Directors. Mr. Jose Garcia remains an employee of Continucare on an at-will basis at an annual salary of $190,000.

Upon completion of the Acquisition, Continucare became a party to two lease agreements with certain of the MDHC Companies and their affiliates. Effective October 1, 2006, Kent assigned to Continucare a lease agreement between Kent and Pelu, dated May 1, 2006, pursuant to which Continucare leased from Pelu, an entity wholly-owed by Dr. Luis Cruz and Messrs. Jose and Carlos Garcia, an 8,000 square foot warehouse in Hialeah, Florida for a five-year term expiring April 30, 2011 with monthly rent ranging from $3,031.67 per month during the first year to $3,412.17 per month during the fifth year. Continucare terminated this lease effective September 30, 2007. Also effective October 1, 2006, MDHRS assigned to Continucare a lease agreement dated January 1, 2000 between MDHRS and Cruz & Cruz Partnership, an affiliate of Dr. Luis Cruz pursuant to which Continucare is leasing a medical clinic from Cruz & Cruz Partnership for a monthly rent of $32,100.

Communications with the Board of Directors and Non-Management Directors

Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to Continucare’s Chairman and Chief Executive Officer, Richard C. Pfenniger, Jr. The letter should include a statement indicating that the sender is a shareholder of Continucare. Depending on the subject matter, an officer of Continucare will either:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board of Directors, present a summary of any non-routine or non-ministerial, relevant and proper letters received since the last meeting that were not forwarded to the Board of Directors and will make those letters available to the Board of Directors upon request.

Compensation of Directors

Continucare’s Compensation Committee recommends director compensation to the Board. In developing its recommendation, the Compensation Committee strives to set a mix of cash and equity-based compensation in amounts which fairly compensate the directors for their expected time commitments and responsibilities in serving on the Board and which aligns the directors’ interests with the long term interests of shareholders. In Fiscal 2007, each of Continucare’s non-employee directors received a cash retainer of $20,000 for his service on the Board. In addition, for Fiscal 2007, the Chairman of each of the Nominating Committee and the Compensation Committee received an additional cash retainer of $2,500 and the Chairman of the Audit Committee received an additional cash retainer of $5,000. Also, each of Continucare’s non-employee Board members were granted fully vested options to purchase 25,000 shares of common stock during Fiscal 2007.

Effective October 1, 2006, Continucare appointed Luis Cruz, M.D. to its Board of Directors and entered into a one-year employment agreement with Dr. Cruz pursuant to which Dr. Cruz was employed as Vice Chairman of Continucare’s Board of Directors at an annual salary of $225,000. Dr. Cruz was re-elected as a director at Continucare’s annual meeting of shareholders on February 7, 2007. Dr. Cruz’s employment agreement expired effective October 1, 2007 and while he is no longer an employee, he continues to serve as Vice Chairman of the Board of Directors. Pursuant to Dr. Cruz’s employment agreement, Dr. Cruz was granted options to acquire 100,000 shares of Continucare’s common stock at a per share exercise price of $2.59. The options vest ratably over a term of four years and have a term of ten years from the date of the grant. In October 2007, 75,000 unvested options were cancelled upon Dr. Cruz’s termination of employment.

Director Compensation-Fiscal 2007

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended June 30, 2007.

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards(1)	Compensation	Earnings	Compensation	Total

Robert J. Cresci	$22,500	—	$26,660	—	—	—	$49,100
Neil Flanzraich	$20,000	—	$26,608	—	—	—	$46,608
Phillip Frost, M.D.	$22,500	—	$26,660	—	—	$45,000(2)	$94,160
Jacob Nudel, M.D.	$20,000	—	$26,660	—	—	—	$46,660
A. Marvin Strait	$25,000	—	$28,520	—	—	—	$53,520

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants, including amounts from awards granted prior to Fiscal 2007. Assumptions used in the calculation of these amounts are included in footnote 7 to Continucare’s audited financial statements for the fiscal year ended June 30, 2007 included in Continucare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 12, 2007. There were no forfeitures during Fiscal 2007. The grant date fair value of the stock option awards granted during Fiscal 2007 computed in accordance with FAS 123(R) was $1.07 per share. The table below sets forth the aggregate number of stock options of each non-employee director outstanding as of June 30, 2007:

Name	Stock Options

Robert J. Cresci	165,000
Neil Flanzraich	65,000
Phillip Frost, M.D.	65,000
Jacob Nudel, M.D.	65,000
A. Marvin Strait	58,334

(2)	Represents the amount of a Hart-Scott-Rodino Antitrust Improvements Act filing fee paid by Continucare on behalf of Dr. Frost in April 2007 in connection with a filing relating to his acquisition of Continucare common stock in a private transaction with a third party.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Continucare’s Compensation Committee administers the compensation program for Continucare’s executive officers and also determines compensation for directors. The Compensation Committee reviews and determines all executive officer compensation, administers Continucare’s equity incentive plans (including reviewing and approving grants to Continucare’s executive officers), makes recommendations to shareholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and, if appropriate, revise the charter. The Board determines the Compensation Committee’s membership. Robert J. Cresci, Neil Flanzraich, Jacob Nudel, M.D. and A. Marvin Strait, C.P.A., each of whom are non-employee independent directors, comprise the Compensation Committee. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Compensation Committee reports on Compensation Committee actions and recommendations, with all discussions of executive compensation occurring in executive sessions of the Board.

Continucare’s executive officers, each of whom are included in the Summary Compensation Table below, are Richard C. Pfenniger, Jr., Chairman of the Board, Chief Executive Officer and President, Fernando L. Fernandez, Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary, Luis H. Izquierdo, Senior Vice President — Marketing and Business Development, Gemma Rosello, Executive Vice President — Operations and Luis Cruz, M.D., Vice Chairman of the Board of Directors. Throughout this Proxy Statement, these individuals are sometimes referred to collectively as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The core objectives of Continucare’s compensation programs are to secure and retain the services of high quality executives and to provide compensation to Continucare’s executives that are commensurate and aligned with Continucare’s performance and advances both short-and long-term interests of Continucare and its shareholders. Continucare seeks to achieve these objectives through three principal compensation programs: a base salary, long-term equity incentives, in the form of periodic grants of stock options, and an annual cash incentive bonus. Base salaries are designed primarily to attract and retain talented executives. Annual cash incentives are designed to motivate and reward the achievement of selected financial goals, generally tied to profitability. Periodic grants of stock options are designed to provide a strong incentive for achieving long-term results by aligning interests of our executives with those of our shareholders, while at the same time encouraging our executives to remain with Continucare. The Compensation Committee does not use benchmarking against peer groups to establish the compensation levels of the Named Executive Officers nor does it retain a compensation consultant to advise them on compensation issues. The Compensation Committee believes that Continucare’s compensation program for the Named Executive Officers is appropriately based upon the performance of Continucare and the performance and level of responsibility of the executive officer.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Named Executive Officers. Continucare’s Chief Executive Officer works closely with the Compensation Committee on compensation matters. The Chief Executive Officer annually reviews the performance of each of the Named Executive Officers (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee) and the compensation paid to those individuals during the past fiscal year, and makes recommendations regarding compensation to be paid to those individuals during the next fiscal year. The conclusions reached and recommendations based on these reviews, including those with respect to setting and adjusting base salary, annual cash incentive awards and stock option awards, are presented to the Compensation Committee. Following a review of these conclusions and recommendations, the Compensation Committee will make compensation decisions for these executives as it deems appropriate, including approving the Chief Executive Officer’s recommendations or modifying upward or downward any recommended amounts or awards to the Named Executive Officers. The Compensation Committee meets with the Chief Executive Officer annually to discuss his performance, but ultimately decisions regarding his compensation are made solely by the Compensation Committee based on its deliberations.

Named Executive Officer Compensation Components

For the fiscal year ended June 30, 2007, base salary, an annual cash incentive bonus opportunity and long-term equity incentive compensation were the principal components of compensation for the Named Executive Officers, however, as discussed below, no cash incentive bonuses were paid for Fiscal 2007 under the annual incentive program because the threshold financial performance target was not met.

A significant portion of total compensation is comprised of base salary, which enables Continucare to attract and retain talented executive management through the payment of reasonable current income. Long-term equity incentives, in the form of stock options which generally vest over a period of three or four years, also form a meaningful percentage of overall compensation which is tied directly to increases in the price of Continucare’s common stock and also serves the goal of retaining key management. Finally, the annual cash incentive bonus, which historically has been a smaller portion of total cash compensation, provides additional current income to encourage the attainment of annual profitability goals. In making decisions with respect to any element of a Named Executive Officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the executive. There is no pre-established target or formula for allocating among these three elements of compensation. Rather, the Compensation Committee strives to apportion a mix between cash and equity compensation to provide meaningful current income and to motivate the attainment of long-term value for our shareholders.

The Compensation Committee generally makes determinations regarding Named Executive Officer compensation at the regularly scheduled meeting of the Compensation Committee following completion of each fiscal year, which meeting typically occurs in September. At this meeting, the Compensation Committee will typically determine base salaries for the upcoming fiscal year, the amount of any cash incentive bonus payable to the Named Executive Officers under the annual cash incentive plan for the preceding fiscal year, the terms of the annual cash incentive plan for the upcoming fiscal year and the grant of any equity incentive awards.

Base Salary

The Compensation Committee approves each Named Executive Officer’s base salary by considering the individual’s duties and responsibilities. In setting base salaries for the Named Executive Officers, the Compensation Committee undertakes an annual review in consultation with and based upon recommendations from the Chief Executive Officer. The Compensation Committee’s review includes, among other things, the functional and decision-making responsibilities of each position, the significance of the Named Executive Officer’s specific area of individual responsibility to Continucare’s financial performance and achievement of overall goals and the experience and past performance and expected future contribution of each executive officer. Decisions regarding increases in salary also take into account the executive’s current salary. With respect to base salary decisions for the Chief Executive Officer, the Compensation Committee makes an assessment of Mr. Pfenniger’s past performance as Chief Executive Officer and its expectations as to his future contributions to Continucare, as well as the factors described above for the other Named Executive Officers, including evaluating his individual performance and Continucare’s financial condition, operating results and attainment of strategic objectives. The Compensation Committee generally does not approve a material increase in base salary, absent a significant promotion or other significant change in responsibility of the executive officer. In determining increases in base salaries for Fiscal 2008, the Compensation Committee considered the continued improvement in Continucare’s results and financial condition under Mr. Pfenniger’s leadership and the efforts of the other Named Executive Officers, the completion of the acquisition of the MDHC Companies and the integration of their operations within Continucare and the successful completion of the initial compliance with the requirements for maintaining effective internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act.

The Chief Executive Officer’s Fiscal 2007 base salary increased 6.1% from Fiscal 2006 and the other Named Executive Officers’ Fiscal 2007 base salaries increased in the range of 2.3% to 7.5% from Fiscal 2006. For Fiscal 2008, the Compensation Committee has approved an increase of 7.1% in the Chief Executive Officer’s base salary from Fiscal 2007 and increases ranging from 4.5% to 7.5% in the base salaries of the other Named Executive Officers.

Effective October 1, 2006, in connection with Continucare’s acquisition of the MDHC Companies, the Compensation Committee approved a one-year employment agreement with Dr. Cruz pursuant to which Dr. Cruz is employed as Vice Chairman of Continucare’s Board of Directors at an annual salary of $225,000. The employment agreement for Dr. Cruz expired on October 1, 2007 and was not renewed and Dr. Cruz is no longer an employee of Continucare, although he continues to serve as Vice Chairman of the Board of Directors.

Long-Term Equity Incentive Compensation

Continucare’s long-term equity incentive compensation program provides an opportunity for the Named Executive Officers to increase their stake in Continucare through grants of options to purchase shares of Continucare’s Common Stock and encourages the Named Executive Officers to manage Continucare from the perspective of an owner with an equity stake in the business. Each grant allows the executive to acquire shares of common stock at an exercise price equal to the closing price of our common stock on the grant date over a specified period of time not to exceed 10 years. Generally, the options become exercisable in a series of installments over a three or four-year period, contingent upon the executive officer’s continued employment with Continucare. Accordingly, the option grant will provide a positive return to the executive officer only if he or she remains employed by Continucare during the vesting period, and then only if the market price of the shares appreciates over the option term.

The Compensation Committee’s grant of stock options to the Named Executive Officers is entirely discretionary, subject to any limitations set by Continucare’s Amended and Restated 2000 Stock Option Plan, and is generally made on a once-a-year basis. Decisions by the Compensation Committee regarding grants of stock options to the Named Executive Officers (other than the Chief Executive Officer) are generally made based upon the recommendation of the Chief Executive Officer, and includes the consideration of the executive officer’s current position with Continucare, the executive officer’s past and expected future performance and the other factors discussed in the determination of base salaries. In addition, the Compensation Committee considers the number of outstanding and previously granted options of the executive, as well as the other components of his or her total compensation in determining the appropriate grant. In Fiscal 2007, all of the Named Executive Officers were granted options to purchase shares of Continucare’s common stock, with an exercise price equal to the market value of the common stock on the date of grant, and which vest in equal annual amounts over a four-year period.

Continucare generally has approved grants of stock options in specific amounts as part of an executive officer’s initial employment with Continucare. The option grant to Dr. Cruz during Fiscal 2007 was made in October 2006 pursuant to the terms of his employment agreement with Continucare. Continucare does not have any program or practice to time annual or other grants of stock options in coordination with the release of material non-public information or otherwise.

Annual Cash Incentive Program

Continucare maintains an annual cash incentive bonus plan which provides for the payment of cash bonuses to eligible members of Continucare’s management team, including the Named Executive Officers. The purpose of the cash incentive bonus plan is to provide incentives to those employees who have the ability to impact operating performance to address and achieve annual performance goals and to participate in Continucare’s growth and profitability. Under the terms of the plan for Fiscal 2007, a pool is established from which any bonuses would be paid in an amount equal to 20% of the amount by which Continucare’s pre-tax earnings for Fiscal 2007 exceeded a pre-determined threshold. Distributions of awards from the bonus pool to eligible employees, including the Named Executive Officers are determined by the Compensation Committee, which considers the recommendations of the Chief Executive Officer for all participants other than himself. The bonus payable from the pool to the Chief Executive Officer is based solely upon Compensation Committee deliberations. No bonuses were paid under the plan for Fiscal 2007 because the amount of pre-tax earnings for Fiscal 2007 did not exceed the threshold amount and, accordingly, no bonus pool was established.

The Compensation Committee approved an annual cash incentive bonus plan for Fiscal 2008 under the same general framework as the Fiscal 2007 plan. The plan for Fiscal 2008 was approved by the Compensation Committee at a meeting held in September 2007, which was its first meeting after completion of Continucare’s fiscal year ended

June 30, 2007. Under the terms of the plan for Fiscal 2008, a bonus pool will be established in an amount equal to 15% of the amount by which Continucare’s pre-tax earnings exceed a pre-determined threshold. The pre-tax income threshold is based upon Continucare’s Fiscal 2008 budget and for this and other competitive reasons, Continucare has not disclosed the specific dollar value of the financial target. The Compensation Committee believes that the threshold target provides a meaningful incentive to executives to improve performance in a manner that is consistent with the interests of Continucare’s shareholders. As with the annual cash incentive plan for Fiscal 2007, no bonuses will be payable under the plan for Fiscal 2008 if the threshold financial performance target is not exceeded.

Other Compensation and Benefits

Named Executive Officers receive additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of Continucare’s full time employees. While Continucare generally does not provide perquisites to its executive officers, certain Named Executive Officers received modest automobile allowances and Continucare paid medical and life insurance premiums on behalf of all of the Named Executive Officers which exceed the premiums paid by Continucare on behalf of its non-executive employees.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in Continucare’s best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to the Named Executive Officers, each of whom are subject to Section 162(m), in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable Continucare to meet its overall objectives, even if Continucare may not deduct all of the compensation. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Continucare’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Compensation of Named Executive Officers

Summary Compensation Table-Fiscal 2007

The following table sets forth certain summary information concerning compensation paid or accrued by Continucare to or on behalf of the Named Executive Officers (as defined in the “Compensation Discussion and Analysis” section above) for the fiscal year ended June 30, 2007. With the exception of Dr. Luis Cruz who was a party to a one-year employment agreement with Continucare which expired October 1, 2007, Continucare does not have employment agreements with any of the Named Executive Officers.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Awards	Awards(2)	Compensation	Earnings	Compensation(3)	Total

Richard C. Pfenniger, Jr.,	2007	$346,077	—	—	$259,195	—	—	$14,312	$619,584
Chairman of the Board, President and Chief Executive Officer
Gemma Rosello,	2007	$211,596	—	—	$146,004	—	—	$13,416	$371,016
Executive Vice President Operations
Fernando L. Fernandez,	2007	$198,038	—	—	$273,951	—	—	$14,312	$486,301
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary
Luis H. Izquierdo,	2007	$218,789	—	—	$127,883	—	—	$11,956	$358,628
Senior Vice President-Marketing and Business Development
Luis Cruz, M.D.(1)	2007	$168,750	—	—	$50,775	—	—	$10,969	$230,494
Vice Chairman of the Board of Directors

(1)	Dr. Cruz was not employed by Continucare during all of the fiscal year ended June 30, 2007. Information regarding the compensation of Dr. Cruz set forth above relates only to the portion of the fiscal year ended June 30, 2007 during which he was employed by Continucare. In connection with Continucare’s acquisition of the MDHC Companies, Continucare entered into a one-year employment agreement with Dr. Cruz effective October 1, 2006 pursuant to which Dr. Cruz was employed as Vice Chairman of Continucare’s Board of Directors at an annual salary of $225,000. The employment agreement for Dr. Cruz expired on October 1, 2007 and was not renewed. Dr. Cruz is no longer an employee of Continucare although he continues to serve as Vice Chairman of the Board of Directors.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock option grants, including amounts from awards granted prior to Fiscal 2007. Assumptions used in the calculation of these amounts are included in footnote 7 to Continucare’s audited financial statements for the fiscal year ended June 30, 2007 included in Continucare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 12, 2007. There were no forfeitures during Fiscal 2007. Additional information regarding these stock options awarded to the Named Executive Officers in Fiscal 2007, including the grant date fair value of such stock options, is set forth in the “Grants of Plan-Based Awards — Fiscal 2007” table below.

(3)	Includes the amount of the insurance premiums paid by Continucare on behalf of the Named Executive Officers that exceed the insurance premiums paid by Continucare on behalf of its non-executive employees, and also includes car allowances of $6,231 paid to each of Ms. Rosello and Mr. Izquierdo.

Grants of Plan-Based Awards — Fiscal 2007

The following table sets forth certain information concerning grants of awards to the Named Executive Officers pursuant to Continucare’s non-equity and equity incentive plans in the fiscal year ended June 30, 2007.

								All Other	All Other
		Estimated Possible						Stock	Option		Exercise
		Payouts Under			Estimated Future			Awards:	Awards:		or Base	Grant Date
		Non-Equity			Payouts Under			Number of	Number of		Price of	Fair Value
		Incentive Plan			Equity Incentive			Shares of	Securities		Option	of Stock
	Grant	Awards(1)			Plan Awards			Stock or	Underlying		Awards	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options(2)		($/Sh)	Awards(3)

Richard C. Pfenniger, Jr.	9/12/06	—	N/A	N/A	—	—	—	—	150,000		$2.77	$228,000
Gemma Rosello	9/12/06	—	N/A	N/A	—	—	—	—	75,000		$2.77	$114,000
Fernando Fernandez	9/12/06	—	N/A	N/A	—	—	—	—	50,000		$2.77	$76,000
Luis Izquierdo	9/12/06	—	N/A	N/A	—	—	—	—	25,000		$2.77	$38,000
Luis Cruz, M.D.	10/1/06	—	N/A	N/A	—	—	—	—	100,000	(4)	$2.59	$140,000

(1)	Represents the estimated possible payouts of cash awards under Continucare’s annual incentive plan which is tied to financial performance goals. No cash awards were made under the formula-based component of Continucare’s annual incentive plan for Fiscal 2007 as reflected under “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above. Continucare’s annual incentive plan is more fully described in the “Compensation Discussion and Analysis” section beginning on page 11. No threshold payment is disclosed because no payments would be payable under the annual incentive plan if the threshold level of pre-tax profits are attained because no bonus pool is created until pre-tax profits exceed the threshold amount. Further, no target amount is provided because no target amounts were established and no maximum amount is presented because this plan does not limit the maximum potential payout.

(2)	All options are to purchase shares of Continucare’s common stock were granted under Continucare’s Amended and Restated 2000 Stock Option Plan. Each grant vests 25% over the first four years from the date of grant.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

(4)	Dr. Cruz was awarded options to acquire 100,000 shares of Continucare’s common stock par value $.0001 per share pursuant to his employment agreement with Continucare effective October 1, 2006 in connection with Continucare’s acquisition of the MDHC Companies.

Outstanding Equity Awards at Fiscal Year-End — 2007

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of June 30, 2007.

	Option Awards
				Equity Incentive
	Number of			Plan Awards:
	Securities Underlying			Number of Securities	Option	Option
	Unexercised Options			Underlying Unexercised	Exercise	Expiration
Name	Exercisable	Unexercisable		Unearned Options	Price	Date

Richard C. Pfenniger, Jr.	821,970	—		—	$0.66	10/1/13
	50,000	150,000	(1)	—	2.42	12/6/15
	37,500	112,500	(2)	—	2.77	9/12/16
	—	150,000	(3)	—	2.51	9/11/17
Gemma Rosello	50,000	50,000	(4)	—	$2.69	5/26/15
	18,750	56,250	(1)	—	2.42	12/6/15
	18,750	56,250	(2)	—	2.77	9/12/16
	—	75,000	(3)	—	2.51	9/11/17
Fernando L. Fernandez	350,000	—		—	$1.98	6/14/14
	18,750	56,250	(1)	—	2.42	12/6/15
	12,500	37,500	(2)	—	2.77	9/12/16
	—	75,000	(3)	—	2.51	9/11/17
Luis H. Izquierdo	300,000	—		—	$1.51	1/5/14
	18,750	56,250	(1)	—	2.42	12/6/15
	6,250	18,750	(2)	—	2.77	9/12/16
	—	50,000	(3)	—	2.51	9/11/17
Luis Cruz, M.D.	25,000	75,000	(5)	—	$2.59	10/2/16

(1)	Vests in four equal annual installments beginning on December 6, 2006.

(2)	Vests in four equal annual installments beginning on September 12, 2007.

(3)	Vests in four equal annual installments beginning on September 11, 2008.

(4)	Vests in four equal annual installments beginning on May 26, 2006.

(5)	75,000 unvested shares were cancelled in October 2007 upon termination of employment.

Option Exercises — Fiscal 2007

No stock options were exercised by the Named Executive Officers in the fiscal year ended June 30, 2007.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers, with the exception of Dr. Cruz whose employment agreement expired October 1, 2007, do not have employment agreements with Continucare and are all employed on an “at will” basis. Continucare does not have arrangements with any of its Named Executive Officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Grants of stock options to all employees eligible to receive such grants under Continucare’s Amended and Restated 2000 Stock Option Plan vest immediately in the event of a change in control; therefore, no separate disclosure is presented herein with respect to the acceleration of stock options held by the Named Executive Officers upon a change of control under the terms of this stock option plan.

Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Continucare’s directors and executive officers and persons who own more than ten percent of Continucare’s outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

To Continucare’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, Continucare believes that all Section 16(a) filing requirements applicable to Continucare’s officers, directors and greater than ten percent beneficial owners were complied with.

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONTINUCARE’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Continucare’s independent registered public accounting firm for the fiscal year ending June 30, 2008. Ernst & Young LLP served as the independent registered public accounting firm for Continucare in Fiscal 2007 and Fiscal 2006.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of Continucare’s annual financial statements and quarterly review of interim financial statements, fees for audit-related services, tax services and all other services for Fiscal 2007 and 2006.

	2007	2006

Audit fees(a)	$1,452,844	$426,160
Audit — related fees(b)	—	—
Tax fees(c)	26,400	67,292
All other fees(d)	—	—

	$1,479,244	$493,452

(a)	Audit fees consist of audit and review work performed in the preparation of financial statements, including the Fiscal 2007 audit of effectiveness of internal controls over financial reporting, as well as fees related to technical accounting and auditing consultations, assistance with SEC filings and audit procedures related to the Acquisition of the MDHC Companies. The auditors were not required to audit the effectiveness of Continucare’s internal controls over financial reporting in Fiscal 2006.

(b)	No audit related fees were incurred in Fiscal 2007 and 2006.

(c)	Tax fees consist of services provided for tax compliance, tax advice and tax planning.

(d)	No other fees were incurred in Fiscal 2007 and 2006.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditors, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman of the Audit Committee so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s Annual Report on Form 10-K.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.

Vote Required and Recommendation

The Board of Directors recommends a vote in favor of the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm for the fiscal year ending June 30, 2008. The affirmative vote of a majority of the votes of common stock present in person or by proxy at the Annual Meeting and entitled to vote will be required to ratify the appointment of Ernst & Young LLP. If the appointment is not ratified, the Audit Committee will select other independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONTINUCARE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for, among other things, monitoring:

•	the integrity of Continucare’s financial statements;

•	Continucare’s system of internal controls; and

•	the independence, qualifications and performance of Continucare’s independent registered public accounting firm.

Continucare’s management is responsible for the preparation, presentation and integrity of Continucare’s financial statements, and Continucare’s accounting and financial reporting process, including the system of internal control, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations. Continucare’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of Continucare’s internal control over financial reporting. The Audit Committee’s responsibility is to independently monitor and review these processes and to review and discuss management’s report on Continucare’s internal control over financial reporting. However, the Audit Committee must rely, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee consults with and discusses these matters and its questions and concerns with management and Continucare’s independent registered public accounting firm, its oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of Continucare’s financial statements has been carried out in accordance with U.S. generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that Continucare’s registered public accounting firm is in fact “independent.”

In this context, the Audit Committee held eight meetings during Fiscal 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Continucare’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee discussed with Continucare’s independent registered public accounting firm, with and without management present, the results of their examinations and their evaluations of Continucare’s financial statements and internal control over financial reporting.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2007 with management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed with audit committees under U.S. generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Continucare’s financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) by Statement on Accounting Standards Nos. 89 and 90 and Rule 2-07 of Regulation S-X and PCAOB Auditing Standard No. 2. The Audit Committee’s discussions also included a discussion of the background and experience of the Ernst & Young LLP audit team assigned to Continucare and the quality control procedures established by Ernst & Young LLP.

Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence from Continucare. When considering Ernst & Young LLP’s independence, the Audit Committee considered whether their provision of services to Continucare beyond those rendered in connection with their audit and review of Continucare’s financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the nature of the non-audit services provided and the amount of fees paid to Ernst & Young LLP for their audit and non-audit services, both separately and in the aggregate.

Based on the Audit Committee’s review and its meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that Continucare’s audited financial statements for the year ended June 30, 2007 be included in Continucare’s Annual Report on Form 10-K.

Robert J. Cresci
Neil Flanzraich
Jacob Nudel, M.D.
A. Marvin Strait, C.P.A., Chairman

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. In addition, you can inspect the reports, proxy statements and other information we file at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

Our website address is www.continucare.com. We make available free of charge on or through our internet website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, including exhibits thereto, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after such material has been filed with, or furnished to, the SEC. Our website does not constitute part of this proxy statement.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at Continucare’s next annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Exchange Act. To be eligible for inclusion in Continucare’s proxy statement and form of proxy relating to that meeting, shareholder proposals must be received by Continucare’s Corporate Secretary no later than September 10, 2008. Any shareholder proposal submitted other than for inclusion in Continucare’s proxy materials for that meeting must be delivered to us no later than October 10, 2008, or such proposal will be considered untimely. If a shareholder proposal is received after September 10, 2008, Continucare may vote in Continucare’s discretion as to the proposal all of the shares for which Continucare has received proxies for that meeting.

By Order of the Board of Directors,

Fernando L. Fernandez
Senior Vice President — Finance, Chief
Financial Officer, Treasurer and Secretary
Miami, Florida
January 8, 2008

CONTINUCARE CORPORATION
7200 CORPORATE CENTER DRIVE, SUITE 600
MIAMI, FLORIDA 33126
ANNUAL MEETING OF SHAREHOLDERS
OF CONTINUCARE CORPORATION
FEBRUARY 5, 2008
PROXY
     This Proxy is solicited on behalf of the Board of Directors of Continucare Corporation.
     The undersigned hereby appoints Richard C. Pfenniger, Jr. and Fernando L. Fernandez, and each of them, acting alone, with the power to appoint his or her substitute, as proxies to represent the undersigned and vote as designated on the reverse side, all of the shares of Common Stock of Continucare Corporation held of record by the undersigned at the close of business on January 2, 2008, at the Annual Meeting of Shareholders to be held on February 5, 2008, and at any adjournment or postponement thereof.
     Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.
(Continued and to be signed on the reverse side)

(continued from reverse side)
     The Board of Directors of Continucare Corporation unanimously recommends a vote “FOR” all of the nominees for director and “FOR” the ratification of the appointment of Ernst & Young LLP as Continucare Corporation’s independent registered public accounting firm.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of seven directors.
NOMINEES:
Richard C. Pfenniger, Jr.
Luis Cruz, M.D.
Robert J. Cresci
Neil Flanzraich
Phillip Frost, M.D.
Jacob Nudel, M.D.
A. Marvin Strait

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.          ☐

2.	Ratification of the appointment of Ernst & Young LLP as Continucare Corporation’s independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the February 5, 2008 meeting.
Signature of Shareholder _____________________ Date: _________ Signature of Shareholder _____________________ Date: _________
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.